UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 16, 2014 (December 16, 2014)

TrustCo Bank Corp NY
(Exact Name of Registrant as Specified in Charter)

New York	0-10592	14-1630287
State of Other Jurisdiction or Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Sarnowski Drive
Glenville, New York 12302
(Address of Principal Executive Offices)

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Executive Officer.

On December 16, 2014, TrustCo Bank Corp NY (the “Company” or “TrustCo”) announced that Robert T. Cushing, TrustCo’s Executive Vice President and Chief Financial Officer, will retire from the Company and its subsidiaries, including Trustco Bank, effective May 31, 2015. Effective December 16, 2014, Mr. Cushing’s officer title and responsibilities changed, with Mr. Cushing becoming Executive Vice President and Chief Operating Officer of TrustCo and its subsidiaries. He will hold these positions until the effective date of his retirement.

As part of Mr. Cushing’s retirement, on December 16, 2014, the Board of Directors of the Company approved entering into a Consulting Agreement (the “Consulting Agreement”) with Mr. Cushing. Under the Consulting Agreement, after the effective date of his retirement, Mr. Cushing will render consulting services and advice to TrustCo and its affiliates on an as-needed basis. TrustCo will pay Mr. Cushing a monthly fee in the amount of $20,000 and provide to him in-kind benefits consisting of office facilities, a personal secretary, use of a vehicle, club memberships and estate planning services. Also under the Consulting Agreement, Mr. Cushing agreed, subject to certain exceptions, that he will not (a) own, have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant to or independent contractor of a TrustCo competitor, (b) divert or attempt to divert to a competitor any client, customer or account of TrustCo or an affiliate or (c) hire, or solicit to hire, for or on behalf of a competitor, any current or former employee of TrustCo or its affiliate. The term of Mr. Cushing’s engagement under the Consulting Agreement will commence on June 1, 2015 and will continue through December 31, 2015, unless sooner terminated. TrustCo may terminate the Consulting Agreement upon not less than 90 days’ prior written notice to Mr. Cushing. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the text of the Consulting Agreement, which is attached hereto as Exhibit 10.1.

Appointment of Executive Officer.

On December 16, 2014, the TrustCo Board of Directors appointed Michael M. Ozimek, age 40, to serve as Senior Vice President and Chief Financial Officer of the Company and Trustco Bank. Mr. Ozimek has served as Administrative Vice President, Accounting/Finance, of TrustCo and Trustco Bank since June 30, 2010 and prior to then had been Vice President, Finance, since 2004. Before joining TrustCo, Mr. Ozimek had been with the audit, tax and advisory firm of KPMG LLP. The Compensation Committee of TrustCo’s Board of Directors determined that Mr. Ozimek’s base salary for 2015 will be $225,000 and has approved his participation for 2015 in the Company’s Executive Officer Incentive Plan.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement, dated December 16, 2014 between TrustCo Bank Corp NY and Robert T. Cushing

99.1	Press release, dated December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTCO BANK CORP NY

By:	/s/ Michael M. Ozimek
Name:	Michael M. Ozimek
Title:	Senior Vice President and
Chief Financial Officer

Date: December 16, 2014

Exhibits Index

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement, dated December 16, 2014 between TrustCo Bank Corp NY and Robert T. Cushing

99.1	Press release, dated December 16, 2014